United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2021

CLARUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CLAR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2021, Oscar Aluminium Pty Ltd (the “Buyer”), an indirect wholly-owned Australian subsidiary of Clarus Corporation (the “Company”), entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) to acquire Australia-based Rhino-Rack Holdings Pty Ltd (“Rhino-Rack”), a leading manufacturer of highly-engineered automotive roof racks, trays, mounting systems, luggage boxes, carriers, and accessories. All United States dollar amounts ($USD) contained herein are based on the exchange rates in effect for Australian dollars ($AUD) at the time of signing of the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, by and among the Buyer, the Company, Cropley Nominees Pty Ltd (the “Seller”), Richard Cropley, Hugh Cropley and Oliver Cropley, the Buyer agreed to acquire Rhino-Rack (the “Rhino-Rack Acquisition”) for an aggregate purchase price of $USD 197,038,500 ($AUD 255,000,000), subject to adjustment. The purchase price consideration is comprised of $USD 149,594,720 ($AUD 193,600,000) cash and 2,315,121 shares of the Company’s common stock, calculated pursuant to the terms of the Purchase Agreement and valued at $USD 47,443,780 ($AUD 61,400,000). The Purchase Agreement also provides for the payment of additional consideration of $USD 7,727,000 ($AUD 10,000,000) if certain net sales thresholds are met. The shares of the Company’s common stock to be issued to the Seller at closing will be subject to a lock-up agreement restricting sales for 180 days from the closing of the Rhino-Rack Acquisition.

The Purchase Agreement includes customary: (i) representations and warranties of the parties, (ii) covenants, including covenants with respect to actions taken prior to the closing (including obtaining consents) and cooperation with respect to regulatory issues, (iii) post-closing indemnities of each of the Buyer and the Seller; and (iv) post-closing restrictive covenants of each of the Seller, Richard Cropley, Hugh Cropley and Oliver Cropley, including a non-disparagement covenant as well as non-compete and non-solicitation covenants for a period of at least three years following the closing with respect to Rhino-Rack’s suppliers, customers and employees. The Company has obtained a representation and warranty insurance policy that will provide coverage for certain representations and warranties of Rhino-Rack and the Seller contained in the Purchase Agreement, subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

The consummation of the Rhino-Rack Acquisition is subject to certain customary closing conditions, including, without limitation, the receipt of certain regulatory approvals in New Zealand.

The Purchase Agreement also contains certain rights to terminate the Purchase Agreement prior to the closing Rhino-Rack Acquisition, including by either party if any condition contained in the Purchase Agreement: (i) has become incapable of satisfaction and such condition has not been waived by the other party within five business days after the occurrence of the fact, matter or circumstance which caused that condition to become incapable of satisfaction (except where the relevant condition has become incapable of satisfaction, has not been satisfied, or ceases to be satisfied, as a direct result of a failure by the party seeking to terminate the Purchase Agreement); (ii) has not been satisfied or waived in accordance with the Purchase agreement before August 31, 2021; or (iii) having been satisfied on or before August 31, 2021, ceases to be satisfied before the completion of Rhino-Rack Acquisition.

No assurances can be given that the Rhino-Rack Acquisition will be consummated.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement included as an exhibit is intended to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Rhino-Rack or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions contained in the Purchase Agreement as characterizations of the actual state of facts or condition of the Company or Rhino-Rack or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On June 1, 2021, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished by the Company and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
2.1	Share Sale and Purchase Agreement dated as of May 30, 2021, by and among Oscar Aluminium Pty Ltd, Clarus Corporation, Cropley Nominees Pty Ltd, Richard Cropley, Hugh Cropley and Oliver Cropley.

99.1	Press Release dated June 1, 2021 (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2021

CLARUS CORPORATION

By:	/s/ Aaron J. Kuehne
Name:	Aaron J. Kuehne
Title:	Executive Vice President and Chief Financial Officer